Exhibit 2.4

After recording, please return to:

Patton Boggs LLP

2001 Ross Avenue, Suite 3000

Dallas, Texas  75201

Attention:  Deborah C. Ryan, Esq.

SPECIAL WARRANTY DEED
WITH VENDOR'S LIEN

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

THE STATE OF TEXAS

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KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF HARRIS

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THAT, FRANCES R. CAMPBELL, individually and as Independent Executrix of the Estate of FLOYD N. CAMPBELL, Deceased, pursuant to In Matters of Probate, Probate Court No. 2, Harris County, Texas, Docket No. 342,514, Estate of Floyd Neil Campbell, Deceased (collectively, "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), other good and valuable consideration paid to Grantor by COMC, INC., a California corporation ("Grantee"), whose address is 2840 Howe Road, Suite D, Martinez, California 94553, and the further consideration of the payment of an amount of cash paid to Grantor in accordance with the "Documents" as defined in that certain Master Security Agreement (the "Master Security Agreement") dated of even date herew ith from COMC, Inc. and ICF Communications Solutions, Inc., for the benefit of Laurus Master Fund, Ltd., a Cayman Island corporation ("Laurus") and the "Obligations" (as defined in the Master Security Agreement) secured by (i) the Vendor's Lien retained herein by Grantor, and (ii) that certain Deed of Trust dated of even date herewith executed by Grantee to Deborah C. Ryan, as trustee, for the benefit of Laurus, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINNED, SOLD, AND CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL AND CONVEY, unto Grantee all of the real property of the County of Harris, State of Texas, more particularly described in Exhibit "A", attached hereto and incorporated herein by reference, together with all buildings, improvements and fixtures located thereon, all rights, ways, privileges, easements, and appurtenances pertaining or appertaining to said rea l property (collectively, the "Property");

SUBJECT, HOWEVER, to the exceptions to title set forth in Exhibit "B" attached hereto and incorporated herein by reference to the extent the same are valid, subsisting and affect the Property (hereinafter collectively referred to as the "Permitted Exceptions").

SPECIAL WARRANTY DEED WITH VENDOR'S LIEN – PAGE 1

It is expressly agreed and stipulated that a vendor's lien and the superior title are retained against the Property until the Obligations are fully performed and paid, whereupon this Special Warranty Deed with Vendor's Lien shall become absolute.  For the consideration of the cash payment to Grantor described above, Grantor does hereby assign and transfer said vendor's lien and superior title to Laurus, as security for the Obligations, without representation by or recourse against Grantor.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee and Grantee's successors and assigns, forever; and Grantor does hereby bind Grantor and Grantor's successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise, subject only to the Permitted Exceptions and further subject to the disclaimers and limitations set forth herein.

Grantee assumes the obligation to pay all taxes and assessments for the current tax year and all subsequent years.

[SIGNATURE PAGE FOLLOWS]

SPECIAL WARRANTY DEED WITH VENDOR'S LIEN – PAGE 2

Grantor has executed this Special Warranty Deed to be effective as of November 30, 2004.

GRANTOR:

This instrument was acknowledged before me the day of November, 2004, by Frances R. Campbell, individually and as Independent Executrix of the Estate of Floyd N. Campbell, Deceased.

SPECIAL WARRANTY DEED WITH VENDOR'S LIEN – PAGE 3

Exhibit "A"

Property Description

Lots 46, 47 and 48, in Block 2, of ALDINE PLACE, SECTION THREE (3), a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 45, Page 56 of the Map Records of Harris County, Texas.

Exhibit "A" – Solo Page

Exhibit "B"

Permitted Exceptions
(To be inserted)

Exhibit "B" – Solo Page